UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021

STANDARD AVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	001-34893	27-3100949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2640 Monroeville Boulevard, Monroeville, Pennsylvania, 15146

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 856-0363

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	STND	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 6, 2021, Standard AVB Financial Corp. (“Standard”) and Dollar Mutual Bancorp (“Dollar”), issued a joint press release announcing that the parties had received all the regulatory approvals necessary to complete the merger of Standard into Dollar. The parties expect that merger will be completed after market hours on May 28, 2021. Dollar is the mutual holding company for Dollar Bank, Federal Savings Bank. Standard is the stock holding company of Standard Bank, PaSB, a Pennsylvania chartered savings bank. In connection with the merger of Standard into Dollar, Standard Bank will convert to a federal savings bank. Dollar Bank and Standard Bank will continue to operate as separate financial institutions with Dollar as the holding company for each bank.

A copy of the joint press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend” or future or conditional verbs such as “will”, “would”, “should”, “could” or “may”. Certain factors that could cause actual results to differ materially from expected results include the ability to meet closing conditions to the merger on the expected terms and schedule, delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Standard, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Standard and Dollar are engaged, changes in the securities markets and other risks and uncertainties. In addition, the COVID-19 pandemic is having an adverse impact on Standard and other financial institutions, their customers and the communities they serve. Given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on the business of Standard, Dollar and other financial institutions. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and how the economy may be reopened or remain reopened.

Further information about these and other relevant factors, risks and uncertainties may be found in Standard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in subsequent filings with the Securities and Exchange Commission. Standard does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Joint Press Release dated May 6, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD AVB FINANCIAL CORP.
(Registrant)

Date: May 6, 2021	By:	/s/ Andrew W. Hasley
Andrew W. Hasley
President and Chief Executive Officer

3